Exhibit 99.1

COMPANY CONTACTS:

Diane Morefield

Chief Financial Officer

Strategic Hotels & Resorts, Inc.

(312) 658-5740

Jonathan Stanner

Vice President, Capital Markets & Treasurer

Strategic Hotels & Resorts, Inc.

(312) 658-5746

FOR IMMEDIATE RELEASE

MONDAY, MAY 20, 2013

STRATEGIC HOTELS & RESORTS, INC. ANNOUNCES TERMINATION OF

STOCKHOLDER RIGHTS PLAN

Chicago, May 20, 2013 — Strategic Hotels & Resorts (NYSE: BEE) today announced that its Board of Directors approved an amendment to the Company’s stockholder rights plan to accelerate the expiration date from November 30, 2013 to as soon as possible, but no later than the close of business on June 14, 2013. In addition, the Board of Directors amended the Company’s Corporate Guidance Guidelines to provide that if the Company were to adopt any new stockholder rights plan in the future, it will submit the stockholder rights plan for shareholder approval within 12 months of its adoption.

“These actions were taken following a careful review of our stockholder rights plan and after consultation with a number of our long-term shareholders. We will take immediate action to work with our third-party rights agent to terminate the stockholder rights plan,” said Raymond “Rip” Gellein, Jr., Chairman and Chief Executive Officer of Strategic Hotels & Resorts, Inc.

The full text of the amendment to the rights plan will be filed by the Company with the Securities and Exchange Commission on a Form 8-K, when available.

About the Company

Strategic Hotels & Resorts, Inc. is a real estate investment trust (REIT) which owns and provides value-enhancing asset management of high-end hotels and resorts in the United States, Mexico and Europe. The Company currently has ownership interests in 18 properties with an aggregate of 8,272 rooms and 840,000 square feet of meeting space. For a list of current properties and for further information, please visit the Company’s website at http://www.strategichotels.com.

This press release contains forward-looking statements about Strategic Hotels & Resorts, Inc. (the “Company”). Except for historical information, the matters discussed in this press release are forward-looking statements subject to certain risks and uncertainties. Actual results could differ materially from the Company’s projections. Factors that may contribute to these differences include, but are not limited to the following: ability to obtain, refinance or restructure debt or comply with covenants contained in our debt facilities; volatility in equity or debt markets; availability of capital; rising interest rates and operating costs;

Strategic Hotels & Resorts, Inc.

rising insurance premiums; cash available for capital expenditures; competition; demand for hotel rooms in our current and proposed market areas; economic conditions generally and in the real estate market specifically, including deterioration of economic conditions and the extent of its effect on business and leisure travel and the lodging industry; ability to dispose of existing properties in a manner consistent with our disposition strategy; delays in construction and development; demand for hotel condominiums; the failure of closing conditions to be satisfied; risks related to natural disasters; the effect of threats of terrorism and increased security precautions on travel patterns and hotel bookings; the outbreak of hostilities and international political instability; legislative or regulatory changes, including changes to laws governing the taxation of REITs; and changes in generally accepted accounting principles, policies and guidelines applicable to REITs.

Additional risks are discussed in the Company’s filings with the Securities and Exchange Commission, including those appearing under the heading “Item 1A. Risk Factors” in the Company’s most recent annual report on Form 10-K and subsequent quarterly reports on Form 10-Q. Although the Company believes the expectations reflected in such forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. The forward-looking statements are made as of the date of this press release, and we undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.

###